EXHIBIT 23.4

Date: July 14, 2023

To: CHINA LIBERAL EDUCATION HOLDINGS LIMITED

Room 805, Building 15, No. AI Chaoqian Road

Changping District, Beijing, P.R.C.

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of "PRC Counsel" in connection with the annual report of CHINA LIBERAL EDUCATION HOLDINGS LIMITED (the '·Company") on Form F-3, including all amendments or supplements thereto (the "Registration Statement''), filed by the Company with the Securities and Exchange Commission (the "SEC") on July 14, 2023 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

Room 1106,Tianchuang Technology Building, 8 Caihefang Road, Haidian District, Beijing, P.R.C.
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